EXHIBIT 10.4
                          CONSULTING SERVICES AGREEMENT


THIS AGREEMENT is made as of January 2, 2004, (the "Effective Date").

BETWEEN:
         Savoy Capital Investments, Inc., a Company incorporated
         pursuant to the laws of the State of Nevada with a mailing address of 18826 Pagentry Place, Monument, Colorado 80132 (the "Company")

                                                               OF THE FIRST PART
AND



         Weiguo Lang of
         Chinaquantum Investments Ltd.
         A22, 22nd Floor, Linda Building
         8 East Tucheng Road
         Beijing, China 100013
         (the "Consultant")

                                                              OF THE SECOND PART


This Consulting Services Agreement (the "Agreement") is made and entered into effective as of January 2, 2004 (the "Effective Date"), between Savoy Capital Investments, Inc (the "Company") and Weiguo Lang (the "Consultant").

WHEREAS;

     A. The Company is engaged in the business of mining exploration and development and gemstone marketing.

     B. The Company desires to retain the Consultant to act as Manager, Market Development for Asia and to provide his services to the Company as a Consultant on the terms and subject to the conditions of this Agreement.

     C. The Consultant has agreed to act as Manager, Market Development for Asia, to the Company and to provide his services to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

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1. DEFINITIONS

The following terms used in this Agreement shall have the meaning specified below unless the context clearly indicates the contrary:

     (a)  "Board" shall mean the Board of Directors of the Company.

     (b) "Cause" shall mean the Consultant's (i) commission of an act of fraud, theft or embezzlement or other similar willful misconduct; (ii) conviction of (or pleas of nolo contendere with respect to) a felony or other crime involving moral turpitude; (iii) a serious neglect of his material duties or failure to perform his material obligations under this Agreement, or (iv) refusal to follow lawful directives of the Board, provided however, that the Company shall give the Consultant written notice specifying any actions alleged to constitute Cause under clauses (iii) or (iv), and the Consultant shall have 7 days from the date of receipt of the Company's written notice in which to cure any such alleged Cause.

     (c) "Service Term" shall mean the period beginning on the Effective Date and ending on the close of business on the effective date of the Consultant's termination of service with the Company.

     (d)  "Expiration Date" shall have the meaning ascribed to such term in
          Section 2.

     (e) "Termination of Service" shall mean the first to occur of the following events:

          (i)  the date of death of the Consultant;

          (ii) the effective date specified in the Company's written notice to the Consultant of the Company's termination of his service without Cause;

          (iii) the effective date specified in the Company's written notice to the Consultant of the Company's termination of his service for Cause; and

          (iv) the occurrence of the Expiration Date.


2. SERVICE TERM

The Service Term shall become effective and begin as of the Effective Date, and shall continue until the close of business on the 3rd anniversary of the Effective Date (the "Expiration Date"), unless the Consultant's services are terminated earlier pursuant to a Termination of Service. The Consultant will serve the Company subject to the general supervision, advice and direction of the Board and upon the terms and conditions set forth in this Agreement.

                                                                    EXHIBIT 10.4


3. COMMENCEMENT OF SERVICE

The Company hereby engages the Consultant as its Manager, Market Development for Asia and the Consultant hereby agrees to such service on the terms and conditions described in this Agreement. The Consultant is being engaged directly by the Company as a Consultant who will be compensated for the services rendered as herein provided.

The Consultant service with the Company will commence on January 2, 2004 (the effective date of this contract).


4. DESCRIPTION OF DUTIES and JOB TITLE

During the term of this Agreement the Consultant agrees to devote his best efforts to perform all duties as shall be determined by and at the reasonable discretion of the Company's Board of Directors, and is charged with the responsibilities, duties and functions necessary to assist the Company to meet all of its obligations.

The Consultant job title is Manager, Market Development for Asia. The Consultant will report to the Board and his main duties will be:

          (a) Assist the Company to further the exploration and development of the Company's resource interests throughout China;

          (b) Act as the Company's liaison with the various levels of government in China;

          (c) Advise and assist the Company to develop and execute strategies for marketing and the development of product markets in Asia;

          (d) Establish and help maintain effective communications programs with the gemstone industry and other interested parties in Asia.


5. OTHER INTERESTS

Apart from the above, the Consultant will devote his time, attention and abilities to his duties, and to act in the best interests of the Company at all times. The Consultant must not, without the Company's written consent, be in any way directly or indirectly engaged or concerned in any other business where this is or is likely to be in conflict with the Company's interests or where this may adversely affect the efficient discharge of your duties. However, this does not preclude the Consultant holding securities in any other company.

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6. TRAVEL AND WORKING OVERSEAS

The Consultant will be required to travel locally or internationally from time to time. This may involve travelling outside normal business hours and at weekends or public holidays should the need arise.

In addition to the compensation provided for under this Section, upon submission of proper vouchers in accordance with the Company's expense reimbursement policies and procedures as may exist from time to time, the Company will reimburse the Consultant for all normal and reasonable travel and other expenses incurred by the Consultant during the Service Term in performance of the Consultant's responsibilities to the Company.

At the request of the Consultant, the Company may make an advance of travel or expense funds to the Consultant against an approved budget.


7. REMUNERATION

The Consultant shall receive an option to purchase 500,000 of the Company's stock at a price of $0.10 per share pursuant to the Savoy Stock Option Plan.


8. REVIEW OF REMUNERATION

A review will be made of the basic remuneration at the end of each year.


9. BENEFIT PLANS

During the Service Term, the Consultant shall be entitled to participate in any benefit plans that may exist or be instituted, including but not limited to health plans and other Consultant welfare benefit plans, with respect to which the Consultant's position and tenure make him eligible to participate. Nothing in this Section shall be construed to require the Company to maintain any particular benefit plans for its employees or Consultants.


10. SUSPENSION

The Company has the right to suspend all or any of the Consultant's duties for such period and on such terms as it considers appropriate, including a requirement that the Consultant will not attend at the Company's premises, or places of operations or contact any of its customers, suppliers or staff. The Company can exercise this right at any time (including during a period of notice terminating the Consultant's service) and whether or not it is in connection with a disciplinary investigation. Suspension will be on full pay and the Consultant's contractual benefits will continue to be provided unless it is a sanction imposed at a disciplinary hearing (the sanction may be suspension, without pay or on reduced pay as the Company may decide).

                                                                    EXHIBIT 10.4



11. ACCEPTING OR OFFERING IMPROPER INDUCEMENTS

It is strictly forbidden to offer to any person who has or is likely to have a business relationship with the Company or accept any benefit whether financial or in kind from any such person other than the Consultant's proper remuneration from the Company.


12. TERMINATION

The Consultant is entitled to 30 days notice in writing of termination of service and to an additional week's notice for each year of service up to a maximum of 6 weeks' notice in writing. The Company may make a payment of the Consultant's basic fee in lieu of the above notice entitlement.

The above is subject to the Company's right to terminate the Consultant's services at any time without notice:

     (a)  for any act of serious misconduct or of serious incompetence; or

     (b) for repeated or other material breach by the Consultant of his obligations to the Company; or

     (c) if the Consultant is guilty of any conduct which seriously prejudices or is likely seriously to prejudice the Company; or

     (d)  if the Consultant is convicted of any criminal offence.

The Consultant is required to give the Company not less than 30 days notice in writing to terminate his service.

On termination of the Consultant's service the Consultant must immediately return to the Company, in accordance with any instructions, which may be given to the Consultant, all items of property belonging to the Company in his possession or under his control. The Consultant must, if so required by the Company, confirm in writing that the Consultant has complied with his obligations under this provision.


13. AGREEMENT TO MAKE DEDUCTION/WITHHOLD PAYMENT

At any time during the Consultant's service, or on its termination (however arising), the Company shall be entitled to deduct from the fee or any other payments due to the Consultant in respect of the Consultant's service any monies due from the Consultant to the Company. If at any time the Consultant is requested to return to the Company property belonging to it and the Consultant fails to do so the Company shall, without prejudice to any other remedy, be entitled to withhold any monies due to the Consultant from the Company.

                                                                    EXHIBIT 10.4



14. SECURITY

Confidentiality
---------------

Except in the proper performance of the Consultant's duties, the Consultant will not either during the Consultant's service or at any time afterwards in any fashion, form or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, or Company, or other entity, or utilize for his own benefit, in any manner whatsoever, any trade secrets or any information of any kind, nature of description concerning any matters affecting or relating to the business of the Company including, but not limited to, the names of any of the Company's agents or any other information concerning the business of the Company or its manner of operation without regard to whether any or all of the foregoing matters would be deemed confidential, material, or important, except with the express written consent of the Company. The Consultant will use his best endeavors to prevent the disclosure of, any information of a confidential nature concerning the business of the Company or of any customer, supplier or other person having dealings with the Company and which comes to his knowledge during the course of his service. Provided however, the foregoing shall not apply in the event the Consultant is required, by court order or is otherwise required by law or by a governmental agency, to disclose information concerning business.

Property of Company:
--------------------

All tangible, confidential information and other documentation, either directly or indirectly, coming into the Consultant's possession of in the course of the Consultant service, shall remain the property of the Company and shall be returned to the Company.

Company and Consultant Stipulate:
---------------------------------

The Company and Consultant hereby stipulate that, as between them, the foregoing matters are important, material, and confidential, and gravely affect the effectiveness and successful conduct of the business of the Company and its goodwill, and that any breach of the terms of this section is a breach of this Agreement.

Non-interference
----------------

The Consultant will not at any time, in any fashion, form or manner, either directly or indirectly, for himself or on behalf of any other person, persons, firm, partnership, entity, company, or business, call upon any customer, employee or consultant of the Company for the purpose of soliciting a business or promotional relationship with respect to any customer, employee or consultant.


15. INVALID PROVISION

The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                                                                    EXHIBIT 10.4


16. MODIFICATION

No change or modification of this Agreement shall be valid unless in writing and signed by the parties hereto.


17. ARBITRATION

If a dispute arises from or relates to this Agreement or the breach thereof or otherwise from the relationship of the parties or its termination and if the dispute cannot be settled through direct discussions, the parties agree to endeavor first to settle the dispute in an amicable manner by mediation before resorting to arbitration. Thereafter, any unresolved controversy or claim arising from or relating to this Agreement or breach thereof shall be settled by an agreed upon arbitration association and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.


18. NOTICES

Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Executive at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 18. Notices shall be deemed given when delivered.


19. APPLICABLE LAW, BINDING EFFECT, AND ASSIGNABILITY

This Agreement shall be governed by and interpreted under the laws of Colorado and shall inure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors and assigns. This Agreement is assignable by the Company with the written consent of the Consultant but is not assignable by Consultant.


20. REPRESENTATIONS AND WARRANTIES

The Consultant represents and warrants to the Company that;

     (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and;

     (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

                                                                    EXHIBIT 10.4


21. MISCELLANEOUS

     (a) This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

     (b) This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

     (c) A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

     (d) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.


IN WITNESS WHEREOF, the undersigned have hereunto executed the Agreement on the date set forth above.


Savoy Capital Investments, Inc.,



/s/ Floyd Wandler
-----------------
On Behalf of the Board
Floyd Wandler, President
Savoy Capital Investments, Inc.,


Consultant



/s/ Weiguo Lang
---------------
Weiguo Lang of
Chinaquantum Investments Ltd.